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                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
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                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                                SECTION 305(b)(2)
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                              THE BANK OF NEW YORK
               (Exact name of trustee as specified in its charter)

                 New York                                 13-5160382
          (State of incorporation                      (I.R.S. employer
       if not a U.S. national bank)                   identification no.)
      One Wall Street, New York, N.Y.                        10286
 (Address of principal executive offices)                 (Zip Code)

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                               AXTEL, S.A. DE C.V.
               (Exact name of obligor as specified in its charter)

                  United Mexican States
             (State or other jurisdiction of                  (I.R.S. employer
             incorporation or organization)                  identification no.)
          Blvd. Gustavo Diaz Ordaz 3.33 No. L-1
                  Col. Unidad San Pedro
              San Pedro Garza Garcia, N.L.
                    Mexico, LP 66215
        (Address of principal executive offices)                 (Zip Code)

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                            11% Senior Notes due 2013
                       (Title of the indenture securities)


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1. General information. Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

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    Name                                                     Address
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Superintendent of Banks of the                 2 Rector Street,
State of New York                              New York, N.Y. 10006,
                                               and Albany, N.Y. 12203

Federal Reserve Bank of New York               33 Liberty Plaza,
                                               New York, N.Y.  10045

Federal Deposit Insurance Corporation          Washington, D.C.  20429

New York Clearing House Association            New York, New York 10005

     (b)  Whether it is authorized to exercise corporate trust powers.

     Yes.

2. Affiliations with the Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None

16.  List of Exhibits.

     Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

     1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

     4. A copy of the existing By-Laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

     6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

     7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                    SIGNATURE


     Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 26th day of February, 2004.


                                     THE BANK OF NEW YORK

                                     By:    /s/ Van K. Brown
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                                            Name:  Van K. Brown
                                            Title:  Vice President

                                                                       EXHIBIT 7

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                       Consolidated Report of Condition of

                              THE BANK OF NEW YORK
                    of One Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business September 30, 2003, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                                                               Dollar Amounts
                                                                                                 in Thousands
ASSETS
Cash and balances due from depository institutions:
    Noninterest-bearing balances and currency and coin.............................          $   3,688,426
    Interest-bearing balances......................................................              4,380,259
Securities:
    Held-to-maturity securities....................................................                270,396
    Available-for-sale securities..................................................             21,509,356
Federal funds sold in domestic offices.............................................              1,269,945
Securities purchased under agreements to resell....................................              5,320,737
Loans and lease financing receivables:
    Loans and leases held for sale.................................................                629,178
    Loans and leases, net of unearned income.......................................             38,241,326
    LESS: Allowance for loan and lease losses......................................                813,502
    Loans and leases, net of unearned income and allowance.........................             37,427,824
Trading Assets.....................................................................              6,323,529
Premises and fixed assets (including capitalized leases)...........................                938,488
Other real estate owned............................................................                    431
Investments in unconsolidated subsidiaries
     and associated companies......................................................                256,230
Customers' liability to this bank on acceptances outstanding.......................                191,307
 Intangible assets.................................................................
    Goodwill.......................................................................              2,562,478
    Other intangible assets........................................................                798,536
Other assets.......................................................................              6,636,012
Total assets.......................................................................          $  92,203,132

LIABILITIES

Deposits:
     In domestic offices...........................................................          $  35,637,801
     Noninterest-bearing...........................................................             15,795,823
     Interest-bearing..............................................................             19,841,978
     In foreign offices, Edge and Agreement subsidiaries, and IBFs.................             23,759,599
     Noninterest-bearing...........................................................                599,397
     Interest-bearing..............................................................             23,160,202
Federal funds purchased in domestic offices........................................                464,907
Securities sold under agreements to repurchase.....................................                693,638
Trading liabilities................................................................              2,634,445
Other borrowed money:
     (includes mortgage indebtedness and
     obligations under capitalized leases).........................................             11,168,402
Bank's liability on acceptances executed
     and outstanding...............................................................                193,690
Subordinated notes and debentures..................................................              2,390,000
Other liabilities..................................................................              6,573,955
Total liabilities..................................................................          $  83,516,437

Minority interest in consolidated subsidiaries.....................................                519,418

EQUITY CAPITAL
Perpetual preferred stock and related surplus......................................                      0
Common stock.......................................................................              1,135,284
Surplus............................................................................              2,057,234
Retained earnings..................................................................              4,892,597
Accumulated other comprehensive income.............................................                 82,162
Other equity capital components....................................................                      0

Total equity capital...............................................................              8,167,277
Total liabilities, minority interest and equity capital............................          $  92,203,132


     I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                    Thomas J. Mastro,
                                    Senior Vice President and Comptroller


     We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi
Gerald L. Hassell                     Directors
Alan R. Griffith

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